VICTORY ENERGY CORPORATION
2014 LONG TERM INCENTIVE PLAN
NOTICE OF NONSTATUTORY STOCK OPTION

Kenneth Hill

11617 Woodland Hills Trail

Austin, Texas 78732

Victory Energy Corporation (the "Company") has granted ("Optionee") a Nonstatutory Stock Option covering shares of Stock of the Company in this "Notice" as follows:

"Grant Date": April 23, 2014

Total Number of shares of Stock of the Company covered by this Option is 150,000.

"Option Price": $0.35, which shall be the Fair Market Value of a share of Stock of the Company on the Grant Date.

The vesting, accelerated term, expiration date and all other terms and conditions of this Option are granted under and governed by the terms of the Nonstatutory Stock Option Agreement dated as of the Grant Date and the Victory Energy Corporation 2014 Long Term Incentive Plan ("Plan"), all of which are attached to this document. All capitalized terms not defined in this Notice shall have the meaning provided such term in the Nonstatutory Stock Option Agreement or Plan. By your signature and the signature of the Company below, you and the Company agree that the Option is granted and governed by the Plan and Nonstatutory Stock Option Agreement.

By: ______________________

OPTIONEE: Kenneth Hill

VICTORY ENERGY CORPORATION

By: ______________________
Name: ______________________
Title: General Counsel

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